UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2011

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 948-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

On September 19, 2011, Selective Insurance Group, Inc. (“Selective”) entered into a Stock Purchase Agreement (the “Agreement”) with Montpelier Re U.S. Holdings Ltd. (“Montpelier”), a wholly-owned subsidiary of Montpelier Re Holdings Ltd. (“Montpelier Re”).  Under the terms of the Agreement, Selective agreed to acquire from Montpelier all of the issued and outstanding shares of common stock of Montpelier U.S. Insurance Company, an excess and surplus lines insurance company (“MUSIC”) and, along with certain of their respective affiliates, enter into certain ancillary agreements (the “Transaction”).

The Transaction, which is expected to close in late 2011 (the “Closing”), is subject to applicable regulatory approvals and customary closing conditions, including execution and delivery of related transaction documents and the receipt of third party contractual consents.  Pursuant to the Agreement, and based on MUSIC’s net asset value at June 30, 2011, the Transaction is valued at approximately $55 million, which includes tax benefit carry-forwards of approximately $3 million.

Upon Closing, Montpelier Reinsurance Ltd., a wholly-owned subsidiary of Montpelier Re, and MUSIC will enter into several reinsurance agreements that will indemnify Selective for any adverse loss development and any other obligations of MUSIC that relate to business written prior to the date of the Closing.  The reinsurance obligations of Montpelier Reinsurance Ltd. will be collateralized through a trust arrangement.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the material terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to that exhibit.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

10.1                           Stock Purchase Agreement by and between Montpelier Re U.S. Holdings Ltd. and Selective Insurance Group, Inc., dated September 19, 2011.

99.1                           Press Release of Selective Insurance Group, Inc. dated September 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: September 20, 2011	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement by and between Montpelier Re U.S. Holdings Ltd. and Selective Insurance Group, Inc., dated September 19, 2011.
99.1	Press Release of Selective Insurance Group, Inc. dated September 20, 2011.